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                                                                   Exhibit 10.44

                            THIRD AMENDMENT TO LEASE

This Amendment made as of the 27th day of December, 1992 is by and between Grove Street Associates of Jersey City Limited Partnership, a New Jersey limited partnership having an office at c/o Cali Associates, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having an office at 140 Broadway, New York, New York 10271 (hereinafter called "Tenant").

                                   WITNESSETH

WHEREAS, Landlord and Tenant have heretobefore entered into a Lease, First Amendment of the Lease and Side Letter Amendment executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989 and a Second Amendment to Lease dated March 12, 1992 (collectively the "Lease"), covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

WHEREAS, Tenant wishes to lease all of the space on the 11th floor of the Building.

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the sum of Ten ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. The Lease shall be amended to correct the proper spelling of Tenant's name and state of incorporation. Accordingly, wherever Tenant's name appears in the Lease, the Tenant's name shall be Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware Corporation.

3. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, 36,600 rentable s.f. which represents all of the rentable area on the 11th floor of the Building (the "11th floor").

4. The term applicable to the 11th floor shall commence on the January 1, 1993 and shall expire on the Expiration Date of the Lease.

5. The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

            "The premises hereby leased to Tenant are 8,524 rentable s.f. on the mezzanine level 5,149 rentable s.f. on the lobby level and the entire 3rd through 11th floors of the Building inclusive."

6. In addition to the fixed rent to be paid to Landlord by Tenant for the Premises as set forth in the Lease, Lessee shall pay Landlord fixed rent for the 11th Floor as follows:

      (i)   Six Hundred Ninety-Eight Thousand Three Hundred Twenty-Eight and
            00/100

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            dollars ($698,328.00) per year ($58,194.00 per month) for the period commencing January 1, 1996 and ending July 13, 1999;

      (ii) Eight Hundred Thirty-Eight Thousand One Hundred Forty and 00/100 Dollars ($838,140.00) per year ($69,845.00 per month) for the period commencing July 14, 1999 and ending July 13, 2004; and

      (iii) One Million Five Thousand Seven Hundred Sixty-Eight and 00/100 Dollars ($1,005,768.00) per year ($83,814.00 per month) for the period commencing July 14, 2004 and ending July 13, 2009.

      The fixed rent shall be payable in the same manner and under the same terms and conditions as the fixed rent currently provided in the Lease.

7. As of January 1, 1995, Section 5.0 1(e) of the Lease is amended to provide that Tenant's Proportionate share shall be 53.73% (48.37% + 5.95%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 334,145 square feet.

8. As of January 1, 1995, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 54.32% (47.84% + 5.89%).

9. Any improvement work to be performed on the 11th floor pursuant to this Amendment shall be deemed the 11th Floor Work. The 11th floor Work shall be governed by the provisions of Article 13 "Tenant's Changes" of the Lease with the exception that with respect to the 11th Floor Work, Landlord shall provide Tenant with an allowance of One Million Three Hundred Seventy-Two Thousand Five Hundred and 00/100 dollars ($1,372,500.00) ("Improvement Allowance") towards the cost of same. In the event Tenant elects to engage its own general contractor to perform the 11th floor Work, Landlord shall reimburse Tenant for same within fourteen
      (14) business days after submission to Landlord by Tenant of paid invoices for such work. Landlord's reimbursement shall in no event exceed the Improvement Allowance and Landlord shall have no other obligation to pay any other costs associated with the 11th floor Work.

10. With respect to the electricity to be consumed and paid for by Tenant on the 11th floor, Tenant may elect to connect the electric panels on the 11th floor to Tenant's existing electric meter currently measuring Tenant's electricity consumption of the Premises and pay the public utility supplying the electricity directly. In the event Tenant does not so elect, the electric current for the 11th floor shall be supplied by Landlord for use by Tenant during the term. Landlord, at Landlord's expense, shall install a check meter to measure the electrical consumption of the 11th floor. Tenant shall pay to Landlord, monthly, as additional rent, the cost of providing the electricity (including the cost of the meter reading service) at terms, classifications and rates normally charged to the Building by the public utilities corporation servicing that part of Jersey City where the Building is located. All computations shall be made on the basis of Tenant's metered usage.

11. With respect to this Amendment, Article 32 "Broker" is hereby deleted and the following shall apply to the leasing of the 11th Floor. "Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and the parties agree to indemnify and hold each other harmless from any and all claims of any broker (claiming to have dealt with the indemnifying party) arising out of or in connection with the negotiations of or entering into of this Amendment by Tenant and Landlord." *

12. Article 41 of the Lease, as amended, "Option With Respect to the 11th Floor" is hereby deleted in its entirety.

13. Article 42 of the Lease, as amended, "Option with Respect to the 12th Floor" is hereby

*Landlord represents that there is no commission due to Cushman and Wakefield in connection with this transaction pursuant to any prior agreement between Landlord and Cushman and Wakefield.

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      deleted in its entirety and Landlord acknowledges that the provisions in
      Article 39 "Right of First Refusal" shall apply at any time and every time that space becomes available on the 12th floor.

14. With respect to this Amendment, the Hudson County Division of Employment and Training (whose address is 71 Adams Street, Hoboken, New Jersey 07030
      (201) 659-0689), the Hudson County Employment Network (whose address is Brennan Court House, 583 Newark Avenue, Jersey City, New Jersey 07306
      (201) 217-5186), the Jersey City Jobs Club Offices and the Urban Employment and Training Corporation (whose address is 121-125 Newark Avenue, Jersey City, New Jersey 07302 (201) 860-0086) shall be utilized as the First Source to advertise job openings for a period of not less than 5 business days or longer if appropriate, but not to exceed 10 business days.

15. Tenant represents and warrants that this Lease and the undersigned's execution of same has been duly authorized and approved by the corporation's Board of Directors. The undersigned officer of the corporation represents and warrants he is an officer of the corporation with authority to execute this Lease on behalf of the corporation.

EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof.

THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Grove Street Urban Renewal Corp.,
    General Partner


By: /s/ Edward Leshowitz                     By: /s/ Robert W. Diemer
    --------------------------------             -------------------------------
    Edward Leshowitz, Vice President             Robert W. Diemer

                                             Its: Managing Director